                                  $50,000,000

                              CLEAN HARBORS, INC.

                          12.5% Senior Notes Due 2001


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                              July 28, 1994

CS FIRST BOSTON CORPORATION
ALEX. BROWN & SONS INCORPORATED
      c/o CS First Boston Corporation,
          Park Avenue Plaza
          New York, NY  10055

Dear Sirs:

     1. Introductory. Clean Harbors, Inc., a Massachusetts corporation (the "Company"), proposes to issue and sell to CS First Boston Corporation and Alex. Brown & Sons Incorporated (the "Underwriters") an aggregate of $50,000,000 principal amount of its 12.5% Senior Notes due May 15, 2001 (the "Notes"). Each subsidiary of the Company set forth on the signature pages hereof (each a "Guarantor," collectively the "Guarantors," and together with the Company, the "Issuers") proposes to issue and sell to the Underwriters unconditional guarantees, on a senior basis, of the Notes (collectively, the "Guarantees"). Each Note, together with the related Guarantees thereof, is referred to herein as a "Security," and the Notes, together with the related Guarantees thereof, are referred to herein collectively as the "Securities." The Securities are to be issued under an indenture, to be dated as of August 4, 1994 (the "Indenture"), between the Company, the Guarantors and Shawmut Bank., N.A., as trustee (the "Trustee").

     2. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

          (a) The Issuers meet the requirements for use of Form S-2 and a registration statement (No. 33-54191) on Form S-2, including a form of prospectus, relating to the Securities has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended, or (ii) is proposed to be amended by amendment or post-effective amendment. If the Issuers do not propose to amend such registration statement or if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement,

     "Effective Time" means (i) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Issuers have advised you that they propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". No stop order suspending the effectiveness of such Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

          (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), or (if no such filing is required) as the Prospectus is included in the Registration Statement, the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Issuers by any Underwriter specifically for use therein.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the assets, earnings, business affairs or business prospects of the Company and the Subsidiaries (as defined below), taken as a whole (a "Material Adverse Effect") and would not materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby.

          (d) The only subsidiaries of the Company are Clean Harbors Environmental Services, Inc., a Massachusetts corporation; Clean Harbors of Natick, Inc., a Massachusetts corporation; Clean Harbors of Braintree, Inc., a Massachusetts corporation; Clean Harbors of Chicago, Inc., a Massachusetts corporation; Clean Harbors of Cleveland, Inc., an Illinois corporation; Clean Harbors of Baltimore, Inc., a Pennsylvania corporation; Clean Harbors of Connecticut, Inc., a Connecticut corporation; Clean Harbors Kingston Facility Corporation, a Massachusetts corporation; Murphy's Waste Oil Service, Inc., a Massachusetts corporation; Northeast Casualty Risk Retention Group, Inc., a Vermont corporation; Clean Harbors Technology Corporation, a Massachusetts corporation; Mr. Frank, Inc., an Illinois corporation; and Spring Grove Resource Recovery, Inc., a Delaware corporation (collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and each of the Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or to be in good standing would not have a Material Adverse Effect and would not materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby. All of the issued and outstanding capital stock of each of the Subsidiaries which are Guarantors has been duly authorized and validly issued, is fully paid and nonassessable and, except for the capital stock of Clean Harbors Technology Corporation ("CHTC"), is owned by the Company. The issued and outstanding capital stock of CHTC is currently owned 99% by the Company and 1% by the president of CHTC.

          (e) The Company has full power and authority to execute, deliver and perform this Agreement and to authorize, issue, sell and deliver the Notes as contemplated by this Agreement. Each Guarantor has full power and authority to execute, deliver and perform this Agreement and to authorize, issue, sell and deliver its Guarantees as contemplated by this Agreement.

          (f) This Agreement has been duly authorized, executed and delivered by each Issuer and constitutes the legal, valid and binding obligation of each Issuer, enforceable against it in accordance with its terms.

          (g) The authorized, issued and outstanding capitalization of the Company is as set forth in the Registration Statement and the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, commitments or agreements referred to in the Registration Statement or the Prospectus); all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock of the Company conforms to all statements relating thereto contained in the Registration Statement and the Prospectus. When issued and delivered by the Issuers against payment therefor in accordance with the terms of this Agreement, the Securities to be sold by the Issuers hereunder will be duly authorized and validly issued. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations for the Company to issue any such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

          (h) The Notes have been duly authorized by the Company and, on the Closing Date (as such term is defined in Section 3 below), will have been duly executed by the Company and will conform in all material respects to the description thereof in the Prospectus. The Guarantees have been duly authorized by each Guarantor and, on the Closing Date, will have been duly executed by each Guarantor and will conform in all material respects to the description thereof in the Prospectus. When the Securities are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, and the Guarantees will constitute valid and legally binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms and entitled to the benefits of the Indenture.

          (i) Except as described in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between any Issuer and any natural person, corporation, partnership, trust, firm, association or other entity, whether acting in an individual, fiduciary or other capacity (a "Person"), granting such Person the right to require any Issuer to include any securities of such Issuer owned or to be owned by such Person in the securities registered pursuant to the Registration Statement.

          (j) The Company and each of the Subsidiaries own or possess all licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and proprietary knowledge (hereinafter collectively referred to as the "Proprietary Rights") presently employed by them in connection with the operation of their businesses, in each case where the failure to own, possess or have rights to use such Proprietary Rights, singly or in the aggregate, could be reasonably expected to have a Material Adverse Effect or could materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby. Neither the Company nor any of the Subsidiaries (i) has received any notice of infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, (ii) is aware of the assertion by others of any rights inconsistent with the Proprietary Rights and (iii) is aware of any facts which it believes would render any of its Proprietary Rights invalid, in each case for clauses (i),
     (ii), or (iii), which singly or in the aggregate, would result in any Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby.

          (k) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial information and statistical data set forth in the Prospectus under the captions "Summary Consolidated Historical and Pro Forma Financial Data," "Selected Consolidated Financial Data," and "Capitalization" are fairly stated in all material respects in relation to the consolidated financial statements of the Company and the Subsidiaries from which they have been derived.

          (l) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the assets, earnings, affairs or business prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock since March 31, 1994 (other than the dividends paid on April 15 and July 15, 1994 to the holders of Company's Series B Convertible Preferred Stock), and (iv) there has not been any change in the capital stock of the Company or any of the Subsidiaries or, except as previously disclosed to you, any change in the long-term debt of the Company and the Subsidiaries, taken as a whole.

          (m) Neither the Company nor any of the Subsidiaries is (i) in violation of its charter, or (ii) in violation of any law, administrative regulation or rule, ordinance or order of any court or governmental agency, arbitration panel or other authority applicable to it or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, which violations or defaults, singly or in the aggregate, could have a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby; and the execution, delivery and performance of this Agreement by the Company and the Guarantors will not conflict with or constitute or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, which, singly or in the aggregate, could have a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any applicable law, any rule, regulation or order of any governmental agency or authority or any decree or order of any court having jurisdiction over the Company or any of the Subsidiaries or any of their properties, the violation of which, singly or in the aggregate, would have a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby.

          (n) The Company and each of the Subsidiaries are each in compliance with all laws, ordinances and regulations applicable to its operations, properties (whether owned or leased) and its business as described in the Prospectus except where noncompliance with such laws, ordinances and regulations would not have a Material

     Adverse Effect and would not materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby.

          (o) Except as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has violated or has received any notice that it has violated any environmental safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease and operate their respective properties and to conduct their business in the manner described in the Prospectus, is violating any terms and conditions of any such permit, license or approval or has permitted to occur any event that allows, or after notice or lapse of time would allow, revocation, termination of any such permit, license or approval or results in any other impairment of their rights thereunder, which in each case might result, singly or in the aggregate, in a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby.

          (p) Neither the Company nor any of the Subsidiaries has violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees prior to any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiaries engaged in any unfair labor practice, which in each case might result, singly or in the aggregate, in a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries and
     (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii), or (iii) above, singly or in the aggregate) such as would not have a Material Adverse Effect and would not materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby.

          (q) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein or in any document incorporated by reference therein), which could be reasonably expected to result in any Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby; and there are no contracts or documents of the Company or any of the Subsidiaries which are required to be described in the Prospectus or the Registration Statement or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or so filed.

          (r) No authorization, approval or consent of, or registration or qualification with, any Person or any court or governmental authority or agency is necessary in connection with the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as may be required under the Act or the Trust Indenture Act and have been or will be obtained prior to the Closing Date, and such as may be required under the Rules and Regulations or state securities laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the NASD ) in connection with the purchase and distribution by the Underwriters of the Securities.

          (s) The Company and each of the Subsidiaries possess and are operating in substantial compliance with the terms, provisions, and conditions of all licenses, certificates, authorities or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted and which are material to the Company and the Subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would be expected to result in a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby.

          (t) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles appropriate in the circumstances to reflect in all material respects the substance of events and transactions that should be included and to maintain accountability for assets; (iii) irregularities or material errors do not occur or would be detected within a timely period by employees in the normal course of performing their assigned functions; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) All tax returns required to be filed by the Company or any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

          (v) Neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
     (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (w) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

          (x) The Company and each Subsidiary maintain insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (y) Each certificate signed by any officer of an Issuer and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a joint and several representation and warranty by the Issuers to each Underwriter as to the matters covered thereby.

          (z) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

     3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Issuers, at a purchase price of 96.5% of the principal amount thereof, the respective principal amounts of Securities set forth opposite the names of the Underwriters on Schedule A hereto.

     The Issuers will deliver the Securities to you for the accounts of the Underwriters, against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds or by other next day funds drawn or payable to the order of the Company at the office of Davis, Malm & D'Agostine, P.C., at 10:00 A.M., Boston time, on August 4, 1994 or at such other time not later than seven full business days thereafter as you and the Issuers determine, such time being herein referred to as the "Closing Date". The Securities so to be delivered will be in definitive fully registered form, in such denominations and registered in such names as you request and will be made available for checking and packaging at the office of The Depository Trust Company at least 24 hours prior to the Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Issuers. The Issuers agree with the several Underwriters that:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Issuers will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Issuers will advise you promptly of any such filing pursuant to Rule 424(b).

          (b) The Issuers will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your consent; and the Issuers will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuers promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d)  As soon as practicable, but not later than the Availability
     Date (as defined below), the Issuers will make generally available to their security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Issuers' fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Issuers will furnish to you copies of the Registration Statement, three (3) of which will be signed and will include all exhibits, each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

          (f) The Issuers will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the state securities or Blue Sky laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years hereafter, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Issuers will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Issuers filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Issuers as you may reasonably request.

          (h) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Issuers will pay and be responsible for all costs, expenses, fees and taxes in accordance with or incident to (i) the printing, processing, filing, distribution and delivery under the Act of the Registration Statement, each preliminary prospectus, the Prospectus and all amendments or supplements thereto, (ii) the printing, processing, execution, distribution and delivery of this Agreement, the Indenture, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities, (iii) the registration with the Commission and the issuance and delivery of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (f) above (including, in each case the fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith, (v) furnishing such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be reasonably requested by you, (vi) filing, registration and clearance with the NASD in connection with the offering of the Securities (including the fees and disbursements of counsel relating thereto), (vii) the listing of the Securities, if any, on a stock exchange or automated quotation system, (viii) the rating or tentative rating of the Securities by investment rating agencies, and (ix) the performance by the Issuers of their other obligations under this Agreement, including (without limitation) the fees of the Trustee and the Trustee's counsel, the cost of their personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses and taxes incident to the sale and delivery of the Securities to you.

          (i) The Company will use the proceeds from the sale of the Securities in the manner described in the Prospectus under the caption "Use of Proceeds."

          (j) The Issuers will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

          (k) The Issuers will use their best efforts to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

          (l) The Issuers will notify you promptly of any material change affecting any of its respective representations, warranties, agreements or indemnities herein at any time prior to payment being made to the Issuers on the Closing Date and the Issuers will take such steps as you may reasonably request to remedy and/or publicize the same.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy of the statements of Issuers' officers made pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement, or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Coopers & Lybrand confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion the financial statements and schedules, examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have made a review of the unaudited financial statements included in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements in the Registration Statement;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any material increase in short-term indebtedness or long-term debt of the Company and its Subsidiaries consolidated or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated revenues or income from operations, or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., Boston time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this

     Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuers or you, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its Subsidiaries which, in your judgment, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating or tentative rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) You shall have received an opinion, dated the Closing Date, of Davis, Malm & D'Agostine, P.C., counsel for the Issuers, to the effect that:

                 (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of The Commonwealth of Massachusetts with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where failure to be so qualified or to be in good standing would not have a Material Adverse Effect and would not materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby;

               (ii) Each of the Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or be in good standing would not have a Material Adverse Effect and would not materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby. All outstanding shares of the capital stock of the Subsidiaries which are Guarantors have been duly authorized and validly issued, are fully paid and nonassessable and, except for the capital stock of CHTC, are wholly owned by the Company free and clear of any mortgage, pledge, lien, encumbrance or claims other than any mortgage, pledge, lien, encumbrance or claim which secures indebtedness described in the Registration Statement or Prospectus. The issued and outstanding capital stock of CHTC is currently owned 99% by the Company and 1% by the president of CHTC;

               (iii) The Company has full power and authority to execute, deliver and perform this Agreement and to authorize, issue, sell and deliver the Notes as contemplated by this Agreement. Each Guarantor has full power and authority to execute, deliver and perform this Agreement and to authorize, issue, sell and deliver its Guarantees as contemplated by this Agreement;

                (iv) Each of this Agreement, the Notes and the Indenture have been duly authorized, executed and delivered by the Company, and each of this Agreement, the Guarantees and the Indenture have been duly authorized, executed and delivered by each Guarantor;

                 (v) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Issuer or any of their properties, or any agreement or instrument known to such counsel to which any Issuer is a party or by which any Issuer is bound or to which any of the properties of any Issuer is subject, or the charter or by-laws of any Issuer;

                (vi) When authenticated in accordance with the terms of this Agreement, (x) the Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and

          (y) the Guarantees will constitute valid and legally binding obligations of each respective Guarantor, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

               (vii) This Agreement constitutes a valid and legally binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms except as rights to indemnity or contribution hereunder may be limited by applicable federal or state securities laws;

               (viii) The Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

                (ix) The Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

                 (x) Except as described in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any Person granting such Person the right to require the Company to include any securities of the Company owned or to be owned by such Person in the securities registered pursuant to the Registration Statement;

                (xi) To the knowledge of such counsel, (A) other than as described in the Prospectus (including materials incorporated therein by reference), there are no legal or governmental proceedings pending or threatened against any Issuer, or to which any Issuer, or any of its property or assets, is subject, which are required to be described in the Registration Statement or Prospectus and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

               (xii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Issuers, except such as have been obtained and made under the Act and the Trust Indenture

          Act and such as may be required under state securities laws or the rules of the NASD;

               (xiii) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

               (xiv) Neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended; and

                (xv) The Indenture has been duly qualified under the Trust Indenture Act.

          (e) You shall have received from Goodwin, Procter & Hoar, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuers, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may require, and the Issuers shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (f) You shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuers in this Agreement are true and correct, that the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement had been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its Subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (g) You shall have received a letter, dated the Closing Date, of Coopers & Lybrand which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

The Issuers will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7.   Indemnification and Contribution.

          (a) The Issuers, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that
     (i)
     the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter specifically for use therein; and (ii) the Company shall not be liable for the costs and expenses of more than one law firm representing all of the Underwriters.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect to which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Issuers under this Section shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuers, to each officer of the Issuers who has signed the Registration Statement and to each Person, if any, who controls the Issuers within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter defaults in its obligations to purchase Securities hereunder and the aggregate principal amount of the Securities that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, you may make arrangements satisfactory to the Issuers for the purchase of such Securities by other Persons, including the other Underwriter, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriter shall be obligated to purchase the Securities that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Securities with respect to which such default occurs exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to you and the Issuers for the purchase of such Securities by other Persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Issuers, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any Person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuers and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Issuers will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you c/o CS First Boston Corporation, Park Avenue Plaza, New York, N.Y. 10055,
Attention: Investment Banking Department Transactions Group, with a copy to Goodwin, Procter & Hoar,

Exchange Place, Boston, Massachusetts 02109, Attention: Ettore A. Santucci, P.C., or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to it at 1200 Crown Colony Drive, Quincy, Massachusetts 02169, Attention; Mr. James A. Pitts, with a copy to Davis, Malm & D'Agostine, P.C., One Boston Place, Boston, Massachusetts 02108, Attention: C. Michael Malm, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other Person will have any right or obligation hereunder.

     12. Representation of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by you jointly or by CS First Boston Corporation will be binding upon all of the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to the conflict of law principles thereto.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuers and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   CLEAN HARBORS, INC.

                                   By
                                     ---------------------------------------
                                     James A. Pitts, Executive Vice
                                     President of Finance and Administration
                                     and Chief Financial Officer


                                   CLEAN HARBORS ENVIRONMENTAL
                                     SERVICES, INC.
                                   CLEAN HARBORS OF NATICK, INC.
                                   CLEAN HARBORS OF BRAINTREE, INC.
                                   CLEAN HARBORS OF CHICAGO, INC.
                                   CLEAN HARBORS OF CLEVELAND, INC.
                                   CLEAN HARBORS OF BALTIMORE, INC.
                                   CLEAN HARBORS OF CONNECTICUT,
                                     INC.
                                   CLEAN HARBORS KINGSTON FACILITY
                                     CORPORATION
                                   MURPHY'S WASTE OIL SERVICE, INC.
                                   CLEAN HARBORS TECHNOLOGY
                                     CORPORATION
                                   MR. FRANK, INC.
                                   SPRING GROVE RESOURCE RECOVERY,
                                     INC.


                                   By:
                                      --------------------------------------
                                      James A. Pitts
                                      Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CS FIRST BOSTON CORPORATION



  By:
     ------------------------------
     Title:


ALEX. BROWN & SONS INCORPORATED



  By:
     ------------------------------
     Title:

                                  SCHEDULE A


                                                  Principal
                                                   Amount
                                                   ------
     Underwriter
     -----------
CS First Boston Corporation. . . . . . . . .      $33,750,000

Alex. Brown & Sons Incorporated. . . . . . .       16,250,000

                                                  -----------
     Total . . . . . . . . . . . . . . . . .      $50,000,000
                                                  ===========